Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter Ended March 31, 2023.

WAUWATOSA, WI – 4/25/2023 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $2.2 million, or $0.10 per diluted share for the quarter ended March 31, 2023 compared to $5.3 million, or $0.23 per diluted share for the quarter ended March 31, 2022.

"The Community Banking segment achieved an 18% increase in year over year pre-tax income, while our Mortgage Banking segment, as well as the entire mortgage industry, continue to be challenged by higher mortgage rates and a nationwide housing inventory shortage,” said Douglas Gordon, Chief Executive Officer of Waterstone Financial, Inc. “Despite the mortgage industry headwinds, we will continue to position our mortgage segment to take advantage of future improvements in the industry.”

Highlights of the Quarter Ended March 31, 2023

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $2.2 million for the quarter ended March 31, 2023, compared to $5.3 million for the quarter ended March 31, 2022.
●	Consolidated return on average assets was 0.43% for the quarter ended March 31, 2023 compared to 1.00% for the quarter ended March 31, 2022.
●	Consolidated return on average equity was 2.35% for the quarter ended March 31, 2023 and 5.00% for the quarter ended March 31, 2022.
●	Dividends declared during the quarter ended March 31, 2023 totaled $0.20 per common share.
●	We repurchased approximately 373,000 shares at a cost of $5.8 million, or $15.65 per share, during the quarter ended March 31, 2023.
●	Nonperforming assets as percentage of total assets was 0.22% at March 31, 2023, 0.22% at December 31, 2022, and 0.34% at March 31, 2022.
●	Past due loans as percentage of total loans was 0.64% at March 31, 2023, 0.41% at December 31, 2022, and 0.53% at March 31, 2022.
●	Book value per share was $16.73 at March 31, 2023 and $16.71 at December 31, 2022.

Community Banking Segment

●	Pre-tax income totaled $6.4 million for the quarter ended March 31, 2023, which represents a $1.0 million, or 18.5%, increase compared to $5.4 million for the quarter ended March 31, 2022.
●	Net interest income totaled $14.0 million for the quarter ended March 31, 2023, which represents a $2.4 million, or 20.2%, increase compared to $11.7 million for the quarter ended March 31, 2022.
●	Average loans held for investment totaled $1.53 billion during the quarter ended March 31, 2023, which represents an increase of $326.6 million, or 27.1%, compared to $1.20 billion for the quarter ended March 31, 2022. The increase was primarily due to increases in the single-family and multi-family mortgages. Average loans held for investment increased $118.3 million compared to $1.41 billion for the quarter ended December 31, 2022. The increase was primarily due to increases in the single-family and multi-family mortgages.
●	The community banking segment purchased $27.4 million adjustable-rate loans that were originated by the mortgage banking segment during the quarter ended March 31, 2023.
●	Net interest margin increased 50 basis points to 2.88% for the quarter ended March 31, 2023 compared to 2.38% for the quarter ended March 31, 2022, which was a result of a decrease in the average balance of cash, as funds were utilized to fund loans held for investment, and purchase investment securities. In addition, yields increased on loans receivable, loans held for sale, mortgage related securities, debt securities, federal funds sold and short term investments category. Net interest margin decreased 41 basis points compared to 3.29% for the quarter ended December 31, 2022, driven by an increase in weighted average cost of deposits and borrowings as the federal funds rate increases resulted in increased funding rates.

●

The segment had a negative provision for credit losses - loans of $96,000 for the quarter ended March 31, 2023 compared to a provision for credit losses - loans of $17,000 for the quarter ended March 31, 2022.  The current quarter decrease was primarily due to a decrease in loan loss rates. The provision for credit losses - unfunded commitments was $484,000 for the quarter ended March 31, 2023 compared to a negative provision for credit losses - unfunded commitments of $157,000 for the quarter ended March 31, 2022. The increase for the quarter ended March 31, 2023 was due primarily to three significant construction loans that have not funded.

●	The efficiency ratio, a non-GAAP ratio, was 54.53% for the quarter ended March 31, 2023, compared to 59.59% for the quarter ended March 31, 2022.
●	Average deposits (excluding escrow accounts) totaled $1.17 billion during the quarter ended March 31, 2023, a decrease of $56.9 million, or 4.6%, compared to $1.23 billion during the quarter ended March 31, 2022. Average deposits decreased $37.3 million, or 12.3% annualized, compared to the $1.21 billion for the quarter ended December 31, 2022.
●	Other noninterest expense increased $296,000 to $896,000 during the quarter ended March 31, 2023 compared to $600,000 during the quarter ended March 31, 2022. The increase was driven by fees paid to the mortgage banking segment for the purchase of single-family adjustable rate mortgage loans. These fees totaled $383,000 during the quarter ended March 31, 2023 compared to $181,000 during the quarter ended March 31, 2022.

Mortgage Banking Segment

●	Pre-tax loss totaled $3.7 million for the quarter ended March 31, 2023, compared to $1.4 million of pre-tax income for the quarter ended March 31, 2022.
●	Loan originations decreased $265.8 million, or 37.5%, to $442.7 million during the quarter ended March 31, 2023, compared to $708.5 million during the quarter ended March 31, 2022. Origination volume relative to purchase activity accounted for 96.5% of originations for the quarter ended March 31, 2023 compared to 77.3% of total originations for the quarter ended March 31, 2022.
●	Mortgage banking non-interest income decreased $10.7 million, or 37.2%, to $18.0 million for the quarter ended March 31, 2023, compared to $28.6 million for the quarter ended March 31, 2022.
●	Gross margin on loans sold decreased to 3.78% for the quarter ended March 31, 2023, compared to 4.00% for the quarter ended March 31, 2022.
●	During the quarter ended March 31, 2023, the Company sold mortgage servicing rights related to $318.3 million in loans receivable and with a book value of $2.8 million for $3.4 million resulting in a gain on sale of $601,000. There was no comparable sale during the quarter ended March 31, 2022. As of March 31, 2023, the Company maintained servicing rights related to $116.6 million in loans previously sold to third parties.
●	Total compensation, payroll taxes and other employee benefits decreased $5.3 million, or 26.1%, to $15.1 million during the quarter ended March 31, 2023 compared to $20.4 million during the quarter ended March 31, 2022. The decrease primarily related to decreased commission expense and salary expense driven by decreased loan origination volume and reduced employee headcount.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa/State St, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield/Loomis Rd, Milwaukee/Oklahoma Ave, Oak Creek/27th St, Oak Creek/Howell Ave, Oconomowoc/Lake Country, Pewaukee, Waukesha, West Allis/Greenfield Ave, and West Allis/National Ave, Wisconsin. WaterStone Bank is the parent company to Waterstone Mortgage, which has the ability to lend in 48 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

Non-GAAP Financial Measures

Management uses non-GAAP financial information in its analysis of the Company's performance. Management believes that this non-GAAP measure provides a greater understanding of ongoing operations and enhance comparability of results of operations with prior periods. The Company’s management believes that investors may use this non-GAAP measure to analyze the Company's financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.  Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in this measure and that different companies might calculate this measure differently.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended March 31,
	2023	2022
	(In Thousands, except per share amounts)
Interest income:
Loans	$19,885	$13,500
Mortgage-related securities	943	602
Debt securities, federal funds sold and short-term investments	1,062	928
Total interest income	21,890	15,030
Interest expense:
Deposits	4,088	779
Borrowings	4,007	2,387
Total interest expense	8,095	3,166
Net interest income	13,795	11,864
Provision (credit) for credit losses	460	(76)
Net interest income after provision for loan losses	13,335	11,940
Noninterest income:
Service charges on loans and deposits	430	510
Increase in cash surrender value of life insurance	325	316
Mortgage banking income	16,770	28,275
Other	1,029	717
Total noninterest income	18,554	29,818
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	20,052	25,535
Occupancy, office furniture, and equipment	2,263	2,188
Advertising	889	905
Data processing	1,122	1,202
Communications	251	340
Professional fees	416	461
Real estate owned	1	5
Loan processing expense	1,018	1,431
Other	3,095	2,868
Total noninterest expenses	29,107	34,935
Income before income taxes	2,782	6,823
Income tax expense	627	1,532
Net income	$2,155	$5,291
Income per share:
Basic	$0.10	$0.23
Diluted	$0.10	$0.23
Weighted average shares outstanding:
Basic	20,890	23,132
Diluted	20,980	23,311

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	March 31,	December 31,
	2023	2022
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$45,922	$33,700
Federal funds sold	8,010	10,683
Interest-earning deposits in other financial institutions and other short term investments	260	2,259
Cash and cash equivalents	54,192	46,642
Securities available for sale (at fair value)	200,440	196,588
Loans held for sale (at fair value)	161,325	131,188
Loans receivable	1,550,219	1,510,178
Less: Allowance for credit losses ("ACL") - loans	17,744	17,757
Loans receivable, net	1,532,475	1,492,421

Office properties and equipment, net	20,716	21,105
Federal Home Loan Bank stock (at cost)	23,873	17,357
Cash surrender value of life insurance	66,294	66,443
Real estate owned, net	145	145
Prepaid expenses and other assets	55,039	59,783
Total assets	$2,114,499	$2,031,672

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$205,930	$230,596
Money market and savings deposits	301,089	326,145
Time deposits	675,866	642,271
Total deposits	1,182,885	1,199,012

Borrowings	501,696	386,784
Advance payments by borrowers for taxes	13,434	5,334
Other liabilities	50,677	70,056
Total liabilities	1,748,692	1,661,186

Shareholders' equity:
Preferred stock	-	-
Common stock	219	222
Additional paid-in capital	123,448	128,550
Retained earnings	272,269	274,246
Unearned ESOP shares	(12,760)	(13,056)
Accumulated other comprehensive loss, net of taxes	(17,369)	(19,476)
Total shareholders' equity	365,807	370,486
Total liabilities and shareholders' equity	$2,114,499	$2,031,672

Share Information
Shares outstanding	21,867	22,174
Book value per share	$16.73	$16.71

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$13,795	$15,611	$15,398	$14,081	$11,864
Provision (credit) for credit losses	460	664	332	48	(76)
Total noninterest income	18,554	17,095	27,404	31,238	29,818
Total noninterest expense	29,107	31,384	35,694	35,050	34,935
Income before income taxes	2,782	658	6,776	10,221	6,823
Income tax (benefit) expense	627	(277)	1,506	2,231	1,532
Net income	$2,155	$935	$5,270	$7,990	$5,291
Income per share – basic	$0.10	$0.04	$0.25	$0.36	$0.23
Income per share – diluted	$0.10	$0.04	$0.25	$0.36	$0.23
Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.20

Performance Ratios (annualized):
Return on average assets - QTD	0.43%	0.19%	1.08%	1.61%	1.00%
Return on average equity - QTD	2.35%	0.99%	5.38%	7.93%	5.00%
Net interest margin - QTD	2.88%	3.29%	3.34%	3.02%	2.38%

Return on average assets - YTD	0.43%	0.96%	1.22%	1.30%	1.00%
Return on average equity - YTD	2.35%	4.91%	6.09%	6.42%	5.00%
Net interest margin - YTD	2.88%	3.00%	2.90%	2.69%	2.38%

Asset Quality Ratios:
Past due loans to total loans	0.64%	0.41%	0.48%	0.60%	0.53%
Nonaccrual loans to total loans	0.29%	0.29%	0.37%	0.59%	0.55%
Nonperforming assets to total assets	0.22%	0.22%	0.27%	0.39%	0.34%
Allowance for credit losses - loans to loans receivable	1.14%	1.18%	1.29%	1.35%	1.40%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,654,942	$1,578,790	$1,492,462	$1,433,452	$1,361,839
Mortgage related securities	170,218	170,209	172,807	168,000	138,863
Debt securities, federal funds sold and short term investments	115,962	130,973	162,211	269,823	519,116
Total interest-earning assets	1,941,122	1,879,972	1,827,480	1,871,275	2,019,818
Noninterest-earning assets	107,009	122,643	114,274	117,248	128,813
Total assets	$2,048,131	$2,002,615	$1,941,754	$1,988,523	$2,148,631

Interest-bearing liabilities
Demand accounts	$68,564	$75,449	$75,058	$70,674	$69,736
Money market, savings, and escrow accounts	322,220	349,820	398,643	412,321	404,413
Certificates of deposit	648,531	628,375	586,012	584,244	610,681
Total interest-bearing deposits	1,039,315	1,053,644	1,059,713	1,067,239	1,084,830
Borrowings	441,716	333,249	296,111	326,068	440,252
Total interest-bearing liabilities	1,481,031	1,386,893	1,355,824	1,393,307	1,525,082
Noninterest-bearing demand deposits	143,296	177,217	153,591	154,070	152,900
Noninterest-bearing liabilities	51,840	63,866	43,683	36,962	41,232
Total liabilities	1,676,167	1,627,976	1,553,098	1,584,339	1,719,214
Equity	371,964	374,639	388,656	404,184	429,417
Total liabilities and equity	$2,048,131	$2,002,615	$1,941,754	$1,988,523	$2,148,631

Average Yield/Costs (annualized)
Loans receivable and held for sale	4.87%	4.69%	4.32%	4.07%	4.02%
Mortgage related securities	2.25%	2.13%	2.07%	1.96%	1.76%
Debt securities, federal funds sold and short term investments	3.71%	3.35%	2.41%	1.56%	0.72%
Total interest-earning assets	4.57%	4.36%	3.93%	3.52%	3.02%

Demand accounts	0.08%	0.08%	0.08%	0.09%	0.08%
Money market and savings accounts	1.26%	0.67%	0.21%	0.19%	0.21%
Certificates of deposit	1.92%	1.10%	0.51%	0.37%	0.37%
Total interest-bearing deposits	1.60%	0.89%	0.37%	0.28%	0.29%
Borrowings	3.68%	3.23%	2.34%	1.95%	2.20%
Total interest-bearing liabilities	2.22%	1.45%	0.80%	0.67%	0.84%

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$14,008	$15,737	$15,507	$13,710	$11,652
Provision (credit) for credit losses	388	624	234	(41)	(140)
Total noninterest income	987	1,033	1,116	1,640	1,432
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	5,168	4,781	4,424	4,596	5,212
Occupancy, office furniture and equipment	1,031	877	955	876	937
Advertising	184	203	213	244	227
Data processing	601	551	539	531	608
Communications	78	92	108	63	94
Professional fees	218	153	123	118	114
Real estate owned	1	13	1	-	5
Loan processing expense	-	-	-	-	-
Other	896	2,468	1,477	1,006	600
Total noninterest expense	8,177	9,138	7,840	7,434	7,797
Income before income taxes	6,430	7,008	8,549	7,957	5,427
Income tax expense	1,600	1,308	1,983	1,658	1,167
Net income	$4,830	$5,700	$6,566	$6,299	$4,260

Efficiency ratio - QTD (non-GAAP)	54.53%	54.49%	47.16%	48.43%	59.59%
Efficiency ratio - YTD (non-GAAP)	54.53%	52.10%	51.20%	53.57%	59.59%

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest (loss) income	$(282)	$(241)	$(155)	$370	$183
Provision for credit losses	72	40	98	89	64
Total noninterest income	17,951	18,066	27,305	30,126	28,604
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	15,099	17,397	21,864	21,311	20,438
Occupancy, office furniture and equipment	1,232	1,289	1,341	1,180	1,251
Advertising	705	769	924	718	678
Data processing	516	490	543	613	588
Communications	173	197	194	195	246
Professional fees	188	453	265	222	338
Real estate owned	-	-	-	-	-
Loan processing expense	1,018	1,059	1,120	1,134	1,431
Other	2,403	2,584	2,571	2,733	2,309
Total noninterest expense	21,334	24,238	28,822	28,106	27,279
(Loss) income before income taxes	(3,737)	(6,453)	(1,770)	2,301	1,444
Income tax (benefit) expense	(1,002)	(1,602)	(470)	578	377
Net (loss) income	$(2,735)	$(4,851)	$(1,300)	$1,723	$1,067

Efficiency ratio - QTD (non-GAAP)	120.74%	135.98%	106.16%	92.16%	94.76%
Efficiency ratio - YTD (non-GAAP)	120.74%	104.02%	97.42%	93.42%	94.76%

Loan originations	$442,710	$546,628	$729,897	$778,760	$708,463
Purchase	96.5%	95.6%	94.2%	90.4%	77.3%
Refinance	3.5%	4.4%	5.8%	9.6%	22.7%
Gross margin on loans sold(1)	3.78%	3.41%	3.70%	3.85%	4.00%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations